EXHIBIT 10.14
INDEMNIFICATION AGREEMENT
     THIS AGREEMENT, made and entered into this 7th day of June, 2004 (“Agreement”), by and between First Mercury Financial Corporation, a Delaware corporation (the “Company”), and Hollis Rademacher (“Indemnitee”):
     WHEREAS, qualified persons are reluctant to serve corporations as directors or officers or in other capacities, unless they are provided with adequate protection against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such corporations;
     WHEREAS, the uncertainties related to obtaining adequate insurance and indemnification have increased the difficulty of attracting and retaining such persons;
     WHEREAS, it is reasonable, prudent and necessary for the Company to obligate itself contractually to indemnify such persons to the fullest extent permitted by law, so that such persons will serve or continue to serve the Company free from undue concern that they will not be adequately indemnified;
     WHEREAS, the Company and Indemnitee recognize that the legal risks and potential liabilities, and the threat thereof, associated with lawsuits filed against persons serving the Company, and the resultant substantial time, expense and anxiety spent and endured in defending lawsuits bears no reasonable relationship to the compensation received by such persons, and thus poses a significant deterrent and increased reluctance on the part of experienced and capable individuals to serve the Company;
     WHEREAS, the By-laws of the Company and the laws of the State of Delaware provide for the indemnification of directors, officers, agents and employees of the Company and specifically provide that they are not exclusive, and thereby contemplate that contracts may be entered into between the Company and persons providing services to it; and
     WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be indemnified according to the terms of this Agreement.
     NOW, THEREFORE, in consideration of the premises and promises contained herein, the parties agree as follows:
     Section 1.      Services by Indemnitee. Indemnitee agrees to serve as a director of the Company, and, if he subsequently consents, at its request or for its benefit, as a director, officer, employee, agent or fiduciary of certain other corporations and entities. Nothing contained herein shall entitle or require Indemnitee to continue in Indemnitee’s present position or any future position with the Company.
     Section 2.      Term of Agreement. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee ceases to hold a Corporate Status or (b) one hundred twenty (120) days after the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 8 of this Agreement.
     Section 3.      Indemnification
          3.1      General. As more specifically set forth in Section 3.2 and subject to the limitations of Section 5, the Company shall hold harmless and indemnify Indemnitee against all Liabilities and advance to Indemnitee all Expenses to the fullest extent permitted by the Delaware General Corporation Law, or by any amendment thereof (but in the case of any such amendment, only to the extent such amendment permits the Company to provide broader indemnification than provided prior to such amendment), or by other statutory provisions authorizing or permitting such indemnification applicable from time to time hereafter.
          3.2      Proceedings. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3.2 if, by reason of Indemnitee’s Corporate Status, Indemnitee is, or is threatened to be, made a party to any threatened, pending or completed Proceeding (including a Proceeding by or in the right of the Company). Under this Section 3.2, Indemnitee shall be indemnified against all Liabilities actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe the conduct was unlawful.
          3.3      Indemnification for Expenses as a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.
          3.4      Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Liabilities but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.
     Section 4.      Advancement of Expenses. The Company shall advance all Expenses incurred or to be incurred by or on behalf of Indemnitee in connection with any Proceeding within thirty (30) days after the receipt by the Company of a statement from Indemnitee requesting such advance from time to time, whether prior to or after final disposition of such Proceeding. Each such statement shall reasonably evidence the Expenses incurred or to be incurred by Indemnitee. Indemnitee hereby agrees and undertakes to repay any Expenses advanced, if it shall ultimately be determined by a final non-appealable judgment of a court of competent jurisdiction that Indemnitee is not entitled to be indemnified against such Expenses.

     Section 5.      Specific Limitations on Indemnity. Indemnitee shall not be entitled to indemnification or advancement of expenses under this Agreement (i) with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to proceedings specifically authorized by the Board or brought to establish or enforce a right to indemnification and/or advancement of expenses arising under this Agreement, the charter documents of the Company or any subsidiary, the Series A Convertible Preferred Stock Purchase Agreement dated March 1, 2004 between the Company and FMFC Holdings, LLC or any statute or law or otherwise, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board finds it to be appropriate; or (ii) for any amounts paid in settlement of a proceeding unless the Company consents in advance in writing to such settlement, which consent shall not be unreasonably withheld; or (iii) on account of any suit in which judgment is rendered against the Indemnitee for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company pursuant to the provisions of Section l6(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or (iv) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful (in this respect, the Company and the Indemnitee have been advised that the Securities and Exchange Commission takes the position that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication).
     Section 6.      Procedure for Determination of Entitlement to Indemnification.
          6.1      Initial Request. To obtain indemnification under this Agreement in connection with any Proceeding, and for the duration thereof, Indemnitee shall submit to the Company a written request, including such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of any request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.
          6.2      Method of Determination. Upon written request by Indemnitee for indemnification pursuant to Section 6.1 hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following methods, which shall be selected by agreement of the Indemnitee and the Company: (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a majority vote of a committee of such directors designated by a majority of such directors even though less than a quorum, or (3) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders (the individual or body making such determination, the “Reviewing Party”). If the Indemnitee and the Company fail to agree on the appropriate Reviewing Party, then Independent Counsel shall be selected as the Reviewing Party. If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination.

          6.3      Selection, Payment and Discharge of Independent Counsel. If required, Independent Counsel shall be selected by Indemnitee and Indemnitee shall give written notice to the Company advising it of the identity of Independent Counsel so selected. The Company may, within seven (7) days after such written notice of selection shall have been given, deliver to Indemnitee a written objection to such selection. Such objection may be asserted only on the ground that Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, Independent Counsel so selected may not serve as Independent Counsel, unless and until a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6.1 hereof, no Reviewing Party shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware, or other court of competent jurisdiction, for resolution of any objection which shall have been made by the Company to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 6.2 hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with its actions pursuant to this Agreement, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6.3, regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement date of any judicial proceeding or arbitration pursuant to Section 8.1 of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
          6.4      Cooperation. Both the Company and Indemnitee shall cooperate with the Reviewing Party with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee or the Company, as the case may be, and reasonably necessary to such determination. Any reasonable costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification).
     Section 7.      Presumptions and Effects of Certain Proceedings.
          7.1      Burden of Proof. In making a determination with respect to entitlement to indemnification hereunder, the Reviewing Party shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 6.1 of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any Reviewing Party of any determination contrary to that presumption.

          7.2      Failure to Determine Entitlement. If the Reviewing Party shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the Reviewing Party in good faith require(s) such additional time for the obtaining or evaluating of documentation or information relating thereto.
          7.3      Effect of Other Proceedings. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that the conduct was unlawful.
     Section 8.      Remedies of Indemnitee.
          8.1      Adjudication. In the event that (a) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (b) advancement of Expenses is not timely made pursuant to Section 4 of this Agreement, (c) payment of indemnification is not made pursuant to Section 3 of this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (d) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Sections 6 or 7 of this Agreement, Indemnitee shall be entitled to an adjudication, in any court of competent jurisdiction selected by Indemnitee within or without the State of Delaware, of Indemnitee’s entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. Indemnitee shall commence any action under this Section 8.1 within one (1) year following the date on which Indemnitee first has the right to commence such action hereunder.
          8.2      De Novo Review. In the event that a determination shall have been made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to Section 8.1 shall be conducted in all respects as a de novo trial or arbitration on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any such judicial proceeding or arbitration, the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or the advancement of Expenses.
          8.3      Company Bound. If a determination shall have been made or deemed to have been made pursuant to Section 6 or 7 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration absent (a) a misstatement of a material fact by Indemnitee, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification or the furnishing of information or (b) a prohibition of such indemnification under applicable law. The Company shall be precluded from asserting in any such judicial proceeding or arbitration that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all provisions of this Agreement.
          8.4      Expenses of Adjudication. In the event that Indemnitee seeks an adjudication or an award to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses (of the type described in the definition of Expenses) actually and reasonably incurred by Indemnitee in such adjudication or arbitration, but only if Indemnitee prevails therein. If it shall be determined in such adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, Indemnitee shall be entitled to recover expenses from the Company on a pro rata basis.
     Section 9.      Non-Exclusivity; Subrogation.
          9.1      Non-Exclusivity. The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the certificate of incorporation or by-laws of any corporation, any other agreement, a vote of stockholders, a resolution of directors or otherwise.
          9.2      No Duplicative Payment. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.
     Section 10.      Insurance. The Company hereby covenants and agrees that during the term hereof, the Company shall obtain and maintain in full force and effect directors’ and officers’ liability insurance in reasonable amounts but in no event less than $1,000,000 from established and reputable insurers. Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors.
     Section 11.      Company May Assume Defense. In the event the Company shall be obligated to pay the Expenses of any Proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, the Company shall not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided, however, that (a) Indemnitee shall have the right to employ counsel in any such Proceeding at Indemnitee’s expense and (b) if (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.
     Section 12.      Definitions. For purposes of this Agreement:
     (a)      “Corporate Status” means the position of a person as a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise held at the request of the Company and shall include any position which imposes duties on, or involves services by, such person with respect to an employee benefit plan, its participants or beneficiaries.
     (b)      “Expenses” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types of customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.
     (c)      “Independent Counsel” means a law firm, or a member of a law firm, that is nationally recognized as experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent either (i) the Company or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. The term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.
     (d)      “Liabilities” means any judgments, fines, penalties, or similar payments or amounts paid or incurred by Indemnitee in connection with any Proceeding, and amounts paid or incurred by Indemnitee or on Indemnitee’s behalf in settlement of any Proceeding (including any excise taxes assessed upon Indemnitee with respect to any employee benefit plan) and all Expenses.
     (e)      “Proceeding” means any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, pending or threatened, whether civil, criminal, administrative or investigative, except one initiated by Indemnitee, unless the Board of Directors consents thereto.

          Section 13.      Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom such notice or other communication shall have been directed or (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)	If to Indemnitee, to:

Telephone:
Facsimile:

(b)	If to the Company, to:

First Mercury Financial Corporation
29621 Northwestern Highway
Southfield, Michigan 48034
Attention: Richard Smith
Telephone: (248) 358-4010
Facsimile: (248) 353-5879
or to such other address as may have been furnished to the other party. Promptly after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, Indemnitee shall notify the Company of the commencement or the threat of commencement thereof.
     Section 14.      General Provisions.
          14.1      Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators. The Company shall require and cause any successor to substantially all of the business or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
          14.2      No Adequate Remedy. The parties acknowledge that it is impossible to measure in money the damages which will accrue to either party by reason of a failure to perform any of the obligations under this Agreement. Therefore, if either party shall institute any action or proceeding to enforce the provisions hereof, the party against whom such action or proceeding is brought hereby waives the claim or defense that the party bringing such action has an adequate remedy at law, and the party against whom the action is brought shall not urge in any action or proceeding the claim or defense that the other party has an adequate remedy at law.

          14.3      Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.
          14.4      Severability. If any provision or provisions of this Agreement shall be held to be invalid or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the remaining provisions of this Amendment (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid or unenforceable.
          14.5      Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No amendment, alteration, rescission or replacement of this Agreement or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted by such Indemnitee in Indemnitee’s Corporate Status before such amendment, alteration, rescission or replacement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. The party shall not be deemed to have waived a right or remedy provided in or relating to this Agreement, unless the waiver is in writing and duly executed by the party.
          14.6      Entire Agreement. This Agreement as to its subject matter, exclusively and completely states the rights and duties of the parties, sets forth their entire understanding and merges all prior and contemporaneous representations, promises, proposals, discussions and understandings by or between the parties.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above first above written.

COMPANY: FIRST MERCURY FINANCIAL CORPORATION
By:	/s/ Richard H. Smith
	Name:	Richard H. Smith
	Title:	President

INDEMNITEE:
/s/ Hollis Rademacher
Name:	Hollis Rademacher